Exhibit 99.1

SOUTHERN COMMUNITY BANK ANNOUNCES AGREEMENT TO

ACQUIRE THE MURFREESBORO BRANCH OF COMMUNITY FIRST BANK AND TRUST

Contact:	Bill Yoder
(931) 393-2265 BillYoder@mysoutherncommunitybank.com Louis Holloway (931) 490-3402 lholloway@cfbk.com

FOR IMMEDIATE RELEASE

In a joint announcement, Louis Holloway President of Community First Bank and Trust and Bill Yoder, President and CEO of Southern Community Bank, announced today an agreement has been reached for Southern Community Bank to purchase the Community First Bank & Trust Murfreesboro branch.

“We are thrilled to deepen our commitment to the Murfreesboro community with the acquisition of this branch. Southern Community Bank already has a presence in the Murfreesboro area with the bank’s loan production office led by banking veteran, Ben Weatherford,” stated Mr. Yoder. “Our goal is for the bank’s current and new customers to have a seamless transition.”

Mr. Holloway said “The transaction with Southern Community fits our strategic plan, which is to concentrate on our core markets. We believe that having Southern Community as our successor in Murfreesboro places our employees with a good company and our clients with a banking organization that will serve them well”.

Mr. Weatherford will serve as City President of the Murfreesboro Southern Community Bank branch. Mr. Weatherford commented, “I am excited to be a part of expanding our presence in Rutherford County by having a well-located, full service branch which can offer virtually any financial product to the community. Through this acquisition, we are adding talented, experienced bankers who truly care about helping people to an already excellent team at Southern Community Bank, a group with which I am honored to work.”

Consummation of the transaction is subject to the receipt of required regulatory approvals and the satisfaction of other customary closing conditions and is expected to occur in the first quarter of 2012.

Established in 2005 as The Bank of Tullahoma, Southern Community Bank changed its name this year to reflect the bank’s commitment to all southern communities that want to bank with people they know and trust. Southern Community Bank is currently a $115M institution with branches in Tullahoma and Sewanee, Tennessee and a loan production office in Huntsville, Alabama. For more information on Southern Community Bank you can visit the website at www.mysoutherncommunitybank.com.

Community First Bank & Trust, based in Columbia, TN, was founded in 1999 by a group of Maury County business leaders who wanted to provide a superior banking experience to the communities they serve. CFB&T is a commercial bank with over $640 million in total assets, operating 10 offices in Maury, Hickman, Rutherford and Williamson Counties. The bank provides a comprehensive line of banking services to consumers and businesses in the Middle Tennessee area. Additional information is available at www.cfbk.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the purchase and assumption transaction described in the press release. The forward-looking statements contained herein involve risks and uncertainties that could cause Community First’s actual results to differ materially from those referred to in the forward-looking statements contained herein. Such risks include, but are not limited to, the ability of the parties to satisfy the conditions to closing specified in the Purchase and Assumption Agreement related to the transaction and the risk that because of business, economic or market conditions, or because the parties are unable to secure required regulatory approval for the purchase and assumption transaction, the sale of the Murfreesboro branch by Community First Bank & Trust to Southern Community Bank may not be consummated. More information about Community First, Inc. and other risks related to Community First, Inc. are detailed in its most recent annual report on Form 10-K for the fiscal year ended December 31, 2010, and its subsequent quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the Securities and Exchange Commission. Community First, Inc. does not undertake an obligation to update forward-looking statements.

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